Exhibit 99.1

JOINT FILING AGREEMENT

July 20, 2016

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that VIBURNUM FUNDS PTY LTD ("Viburnum") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13G or Schedule 13D and any amendments thereto in respect of shares of Universal Biosensors, Inc. purchased, owned or sold from time to time by the undersigned.

Viburnum is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13G or Schedule 13D or any amendments thereto.

VIBURNUM FUNDS PTY LTD

By:	/s/ David St. Quintin
Name:	David St. Quintin
Title:	Company Secretary

VF STRATEGIC EQUITIES FUND

By:	Viburnum Funds PTY Ltd

By:	/s/ David St. Quintin
Name:	David St. Quintin
Title:	Company Secretary

VF HIGH CONVICTION FUND

By:	Viburnum Funds Pty Ltd

By:	/s/ David St. Quintin
Name:	David St. Quintin
Title:	Company Secretary

VF AUSTRALIAN EQUITIES FUND

By:	Viburnum Funds Pty Ltd

By:	/s/ David St. Quintin
Name:	David St. Quintin
Title:	Company Secretary

Craig E. Coleman By: /s/ Craig E. Coleman
Marshall Allen By: /s/ Marshall Allen
Anthony Howarth By: /s/ Anthony Howarth
Melissa Karlson By: /s/ Melissa Karlson